PRICING SUPPLEMENT NO. 62                                       Rule 424(b)(3)
DATED: August 30, 2000                                      File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $35,000,000 Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [x]     Certificated Notes [  ]
9/25/2000

Maturity Date: 9/25/2015      CUSIP#: 073928RL9

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 8.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

*Commencing September 25, 2002 and on the 25th of each March and September thereafter until Maturity, the Notes may be called in whole, at par, at the option of the Company on eight calendar days notice.

**Commencing March 25, 2001 and on the 25th of each March and September thereafter until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.